Exhibit 99.1

INVESTOR RELATIONS UPDATE

January 25, 2012

General Comments

•

2012 Capacity Guidance—2012 total system capacity is expected to be up approximately one percent vs. 2011. Domestic capacity is expected to be up slightly and international up approximately three percent.

•	Cash—As of December 31, 2011, the Company had $2.31 billion in total cash and investments, of which $365 million was restricted.

•

Fuel—For the first quarter 2012, the Company anticipates paying an average of between $3.13 and $3.18 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.

•

Profit Sharing / CASM—Profit sharing equals approximately 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.

•	Cargo / Other Revenue—Cargo revenue, ticket change fees, excess / overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, and inflight service revenues.

•

Taxes / NOL—As of December 31, 2011, net operating losses (NOL) available for use by the Company is approximately $1.9 billion, all of which is expected to be available for use in 2012. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2011, the valuation allowances associated with federal and state NOL are $347 million and $61 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As a result, income tax benefits are not currently recognized in the Company’s statement of operations.

For the full year 2011, the Company did not record federal income tax expense. State income tax expense related to certain states where NOL may be limited or not available to be used was nominal. In the fourth quarter of 2011, the Company recognized an income tax credit of approximately $2 million resulting from the Company’s elections under applicable sections of the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 allowing corporations to accelerate utilization of certain research and alternative minimum tax (AMT) credit carry forwards.

To the extent profitable, the Company will use NOL to reduce its federal and state taxable income in 2012. The Company also may be subject to AMT liability and obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used, if profitable in 2012.

•

Slot Transaction Special Item—In December 2011, the Company closed its agreement with Delta Air Lines, Inc. (“Delta”) to transfer certain takeoff and landing rights at New York’s LaGuardia and Washington D.C.’s Reagan National airports. Under the agreement, Delta received 132 slot pairs at LaGuardia from US Airways and US Airways received from Delta 42 slot pairs at Reagan National. In addition the Company received the rights to operate additional daily service to Sao Paulo, Brazil in 2015 and a cash payment of $66.5 million. To allow other airlines who purchased divested slots from Delta to establish competitive service, the DOT prohibited US Airways and Delta from operating any of the newly acquired slots until March 2012 and from operating more than 50 percent of the total number of slots between March and July 2012.

The transaction resulted in a $147 million gain which the Company fully deferred as of December 31, 2011 due to the DOT operating restrictions. As these restrictions lapse, the Company expects to recognize approximately $73 million of gain in the first quarter of 2012 and $74 million in the third quarter of 2012, both of which will be classified as special items/credits.

Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE

January 25, 2012

Mainline Comments

•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

	September 30,	September 30,	September 30,	September 30,	September 30,
Mainline Guidance	1Q12E	2Q12E	3Q12E	4Q12E	FY12E

Available Seat Miles (ASMs) (bil)	~17.5	~18.9	~19.3	~17.7	73.5
CASM ex fuel, special items and profit sharing (YOY % change)[1]	+0% to +2%	+1% to +3%	+2% to +4%	+1% to +3%	+1% to +3%

Cargo Revenues ($ mil)	~45	~40	~40	~45	~170
Other Revenues	~340	~340	~330	~320	~1,330

Percent Hedged	—	—	—	—	—
Average Fuel Price (incl. taxes) ($/gal) (as of 1/23/2012)	3.13 to 3.18	3.13 to 3.18	3.14 to 3.19	3.14 to 3.19	3.14 to 3.19
Fuel Gallons Consumed (mil)	~264	~287	~292	~268	~1,111

Interest Income ($ mil)	~(0.5)	~(0.5)	~(0.5)	~(0.5)	~(2.0)
Interest Expense ($ mil)	~85	~80	~80	~75	~320
Other Non-Operating (Income)/Expense ex special items ($ mil)[2]	—	—	—	—	—

Cash Flow/Capital Update ($ mil) Inflow/(Outflow)	1Q12E	2Q12E	3Q12E	4Q12E	FY12E
Cash Capex (non-aircraft)	~(55)	~(35)	~(35)	~(45)	~(170)
Net new aircraft Capex and PDPs	~(46)	~(45)	~(10)	~(18)	~(119)

Net Other Cash Flow Adjustments[3]	~(111)	~(114)	~(113)	~(123)	~(461)

Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document
2.	Other Non-Operating (Income)/Expense ex special items includes primarily gains and losses from foreign currency and the disposition of assets
3.	Debt principal repayment, aircraft refinancing, non-cash bond discount amortization/interest deferrals (included in interest expense), and other non-cash items

Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE

January 25, 2012

Express Comments

•

US Airways Express is a network of nine regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.

Express Guidance

	September 30,	September 30,	September 30,	September 30,	September 30,
	1Q12E	2Q12E	3Q12E	4Q12E	FY12E
Available Seat Miles (ASMs) (bil)	~3.36	~3.53	~3.59	~3.56	~14.04
CASM ex fuel and special items (YOY % change) [1]	+2% to +4%	+0% to +2%	-3% to -5%	-3% to -5%	-0% to -2%

Average Fuel Price (incl. taxes) ($/gal)	3.15 to 3.20	3.17 to 3.22	3.19 to 3.24	3.18 to 3.23	3.17 to 3.22
Fuel Gallons Consumed (mil)	~82	~86	~87	~85	~340

Express Carriers

Air Wisconsin Airlines Corporation	PSA Airlines, Inc. [2]
Chautauqua Airlines, Inc.	Republic Airline Inc.
Colgan Air, Inc. [4]	SkyWest Airlines, Inc.
Mesa Airlines, Inc. [3]	Trans States Airlines, Inc. [4]
Piedmont Airlines, Inc. [2]

Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Wholly owned subsidiary of US Airways Group, Inc.
3.	Subsidiary of Mesa Air Group, Inc.
4.	Pro-rate agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE

January 25, 2012

Fleet Comments

•

The Company expects to take delivery of 12 A321 aircraft in 2012. These 12 aircraft will be used to replace legacy Boeing 737 aircraft, including retiring the 737-300 fleet. The Company has financing commitments secured for these aircraft.

Mainline Fleet Update (End of Period)

	September 30,	September 30,	September 30,	September 30,	September 30,
	YE11A	1Q12E	2Q12E	3Q12E	4Q12E
Mainline
EMB-190	15	15	15	15	15
737-300	7	7	7	5	0
737-400	40	40	39	34	32
A319	93	93	93	93	93
A320	72	72	72	72	72
A321	63	63	63	69	75
A330	16	16	16	16	16
B757	24	24	24	24	24
B767	10	10	10	10	10

Total	340	340	339	338	337

Express Fleet Update (End of Period)

	September 30,	September 30,	September 30,	September 30,	September 30,
	YE11A	1Q12E	2Q12E	3Q12E	4Q12E
Express
DH8	50	44	44	44	44
CRJ-200	114	118	119	119	119
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	283	281	282	282	282

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING

January 25, 2012

•

The estimated weighted average shares outstanding for the remainder of the year are listed below. The interest addback to net income for purposes of computing diluted earnings per share is net of the related effect of profit sharing.

	September 30,	September 30,	September 30,
Shares Outstanding ($ and shares mil) [1]	Basic	Diluted	Interest Addback
For Q1 – Q4
Earnings above $69 million	162.3	201.5	$8
Earnings between $34 million and $69 million	162.3	201.3	8
Earnings up to $34 million	162.3	163.5	—
Net Loss	162.3	162.3	—

For FY 2012 (Average)
Earnings above $275 million	162.3	201.5	$32
Earnings between $135 million and $275 million	162.3	201.3	31
Earnings up to $135 million	162.3	163.5	—
Net Loss	162.3	162.3	—

Notes: 1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION

January 25, 2012

Reconciliation of GAAP to Non-GAAP Financial Information

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel and special items is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	GAAP to Non-GAAP Reconciliation ($ mil except ASM and CASM data)
	1Q12 Range		2Q12 Range		3Q12 Range		4Q12 Range		FY12 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline
Mainline operating expenses*	$2,359	$2,403	$2,456	$2,501	$2,504	$2,550	$2,358	$2,402	$9,684	$9,863
Less mainline fuel (net of (gains)/losses from fuel hedges)	826	840	898	913	917	931	842	855	3,483	3,539
Less special items	—	—	—	—	—	—	—	—	—	—
Less Profit Sharing	—	—	—	—	—	—	—	—	—	—

Mainline operating expense excluding fuel, special items and profit sharing	1,533	1,563	1,558	1,589	1,587	1,618	1,517	1,547	6,201	6,324

Mainline CASM (cts)	13.48	13.73	13.00	13.23	12.98	13.21	13.32	13.57	13.18	13.42
Mainline CASM excluding fuel, special items and profit sharing (Non-GAAP) (cts)	8.76	8.93	8.24	8.41	8.22	8.39	8.57	8.74	8.44	8.60

Mainline ASMs (bil)	17.5	17.5	18.9	18.9	19.3	19.3	17.7	17.7	73.5	73.5

Express
Express operating expenses	$776	$790	$774	$789	$776	$791	$776	$791	$3,103	$3,161
Less express fuel expense	258	262	273	277	278	282	270	275	1,079	1,096
Less special items	—	—	—	—	—	—	—	—	—	—

Express operating expenses excluding fuel and special items	517	528	502	512	499	509	505	516	2,024	2,065

Express CASM (cts)	23.09	23.51	21.93	22.34	21.63	22.04	21.79	22.21	22.10	22.51
Express CASM excluding fuel and special items (Non-GAAP) (cts)	15.40	15.70	14.21	14.50	13.89	14.19	14.19	14.49	14.41	14.71

Express ASMs (bil)	3.36	3.36	3.53	3.53	3.59	3.59	3.56	3.56	14.04	14.04

Other Non Operating (Income)/Expense
Reported other non-operating (income)/expense	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Less special items	—	—	—	—	—	—	—	—	—	—

Other non-operating (income)/expense excluding special items	—	—	—	—	—	—	—	—	—	—

Note:	Amounts may not recalculate due to rounding.
*	Mainline operating expenses exclude profit sharing.

Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS

January 25, 2012

FORWARD-LOOKING STATEMENTS

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in our financing arrangements; provisions in our credit card processing and other commercial agreements that may affect our liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; our inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of our hub airports or our focus city; our reliance on third-party regional operators or third-party service providers; our reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government legislation and regulation; our reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to our business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or our ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; our ability to operate and grow our route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; the impact of any accident involving our aircraft or the aircraft of our regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; our ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in our reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2011 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

Please refer to the footnotes and the forward looking statements page of this document for additional information